SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 19, 1999
                                                          --------------




                            ARTRA GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)



                                  Pennsylvania
                  --------------------------------------------
                  State or Other Jurisdiction of Incorporation




        1-3916                                                25-1095978
----------------------                                    ------------------
Commission File Number                                     I.R.S. Employer
                                                          Identification No.




 500 Central Avenue, Northfield, IL                              60093
 ----------------------------------                             --------
Address of principal executive offices                          Zip Code




 Registrant's telephone number, including area code:   (847) 441-6650


                                 Not Applicable
     -----------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Item  5.       Other Events
               ------------

               On April 19, 1999, ARTRA GROUP Incorporated ("ARTRA" or the "Registrant") entered into a letter of intent to purchase all of the issued and outstanding common stock of Public Liquidations Systems, Inc. and Asset Liquidation Group, Inc., d/b/a as Nationwide Auction Systems Corp. The purchase price shall consist of cash of $10,800,000 payable at closing, 1,570,000 shares of ARTRA common stock and a $14,000,000 note, subject to adjustment, payable over a two year period subsequent to the closing of the transaction. Consummation of the transaction is subject to certain conditions, including performance of the buyer's and seller's due diligence and negotiation of a definitive asset purchase agreement. The letter of intent expires on May 16, 1999 unless extended by the parties prior to that date. This potential acquisition is not as yet deemed probable as no assurance can be given that the parties will complete their due diligence or enter into a definitive agreement by that date.

Item  7.       Exhibits
               --------

               99.1 Letter of intent, dated April 19, 1999, between ARTRA GROUP Incorporated ("Buyer") and Public Liquidations Systems, Inc. and Asset Liquidation Group, Inc., d/b/a as Nationwide Auction Systems Corp. ("Seller ") regarding purchase of all of the issued and outstanding common stock of Seller.

               99.2      Press Release dated April 19, 1999.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.






                                                     ARTRA GROUP INCORPORATED
                                                    --------------------------
                                                           Registrant






Dated:   May  7, 1999                                /s/ James D. Doering
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                                                         JAMES D. DOERING
                                                     Vice President/Treasurer
                                                      Chief Financial Officer